EXHIBIT 99.1

First Cash Reports Fourth Quarter Operating Results

ARLINGTON, Texas, Jan. 22, 2008 (PRIME NEWSWIRE) -- First Cash Financial Services, Inc. (Nasdaq:FCFS) today announced revenue, net income and earnings per share for both the three months and the year ended December 31, 2007.

Revenues, earnings and store-openings in fiscal 2007 again grew to record levels. The Company's core pawn and short-term loan businesses saw further acceleration in the fourth quarter of already strong 2007 growth trends, as consumer demand for pawn and short-term loan products increased. Same-store pawn and short-term loan revenues grew by 12% in the fourth quarter, while pawn and short-term loan balances grew by 26% compared to the prior year. In addition to surging consumer demand, the Company attributes much of the growth to continued maturation of the large number of new stores opened over the past five years, especially in emerging markets in Mexico. During 2007, the Company continued to aggressively expand its pawn and short-term loan store base with a total of 52 new store openings in Mexico and 21 store openings in the U.S.

The fourth quarter operating results of the Company's Auto Master division were below expectations, reflecting an unexpected, significant decline in sales, especially in late November and throughout December, and the Company's decision to increase Auto Master's credit loss reserves on a one-time basis by $3.6 million to reflect the possible continuation of these trends into 2008. The Auto Master results reduced previously forecast earnings guidance in the fourth quarter by approximately $0.17 per share.

The Company's earnings from continuing operations for 2007 also reflect the previously reported decision to discontinue short-term loan operations in the District of Columbia ("D.C."). The Company had previously announced plans to discontinue the D.C. operations in 2008; however, updated regulatory guidance accelerated the Company's decision to discontinue these operations effective in December of 2007. All revenues, expenses and income reported in this release for fiscal 2007 and 2006 have been adjusted to reflect reclassification of the discontinued D.C. operations. For 2007, the net effect of this reclassification is to decrease diluted earnings from continuing operations by $0.10 per share, net of tax, and report this same amount as income from discontinued operations. The Company will also record, as a component of discontinued operations, a one-time charge of $0.02 per share for store closing expenses.

After the adjustment for closing the D.C. stores, diluted earnings per share from continuing operations were $0.18 for the fourth quarter of 2007, compared to $0.27 in the fourth quarter of 2006. Diluted earnings per share from continuing operations for fiscal 2007 were $1.00. This represents 14% growth over 2006 diluted earnings per share of $0.88.

The Company's balance sheet and cash flows remain strong. During 2007, the Company continued to fund its working capital needs and its store expansion program through operating cash flows. In addition, the Company repurchased $32 million of its common stock during 2007. Total outstanding debt is well below the Company's 2007 EBITDA of approximately $65 million. The Company expects as well to reduce the $55 million in outstanding bank debt in 2008 through internally generated cash flows.

Looking ahead, the Company believes that it is well-positioned for continued significant growth in 2008. Given the likelihood of continued tightening of consumer credit, the Company believes that customer demand for pawn and short-term loan products will continue to grow. The Company plans to open 80 new store locations in 2008, all of which will be funded out of internally generated cash flows, as has been the case historically. Of the 80 new stores, at least 60 will be pawn and/or consumer loan stores located in Mexico, while the remainder will primarily be short-term loan stores located in Texas.

Relative to the 2008 forecast for Auto Master, management has utilized a conservative earnings estimate based on a continuation of the reduced sales and credit trends experienced in late 2007. Even with this more conservative forecast for Auto Master, this particular operating unit should be profitable and additive to earnings in 2008, and, combined with the strength of the core pawn and short-term loan operations, will provide the Company with consolidated earnings growth from continuing operations of approximately 17% to 20% in 2008.

Additional details regarding fiscal 2007 results from continuing operations and the outlook for 2008 are provided as follows:

Revenues

 * Consolidated revenues totaled $388 million in fiscal 2007, an increase of 48%, compared to $262 million for fiscal 2006.
   Fourth quarter revenues increased by 25%, totaling $107 million compared to $86 million in the prior-year quarter.
 * Same-store revenue increased 12% in the Company's pawn and short-term loan stores for the fourth quarter of 2007 over the comparable prior-year period, while year-to-date same-store revenue increased 9%.
 * For fiscal 2007, pawn service charge revenue increased by 22%, while pawn merchandise sales increased by 20%. Combined
   revenues from the Company's U.S. pawn stores increased by 9% for the year, and revenue from stores in Mexico increased by 32% for the year.
 * Revenue from the Company's free-standing short-term loan stores increased by 20% for the year and 14% for the quarter (excluding
   D.C. and Oregon, which had adverse changes in law in 2007).
 * Same-store revenue for the Auto Master dealerships decreased by
   12% for the quarter compared to the comparable prior-year period. The unexpected slowdown in retail sales occurred in late November and throughout December, and was likely caused by a mixture of changing economic conditions and adverse weather factors in a number of key markets.  The Company has assumed a continuation of these adverse trends through 2008 and has forecast accordingly.

New Locations

 * A total of 20 new retail locations were opened during the fourth quarter of 2007, which were comprised of 12 pawn and short-term loan stores in Mexico and eight short-term loan stores in the U.S.
 * For the full year, the Company opened 78 new stores, compared to
   72 store openings in 2006. Fiscal 2007 store openings consisted of 52 pawn and short-term loan stores in Mexico, 21 short-term loan stores in the U.S. and five Auto Master dealerships.
 * The Company operated 475 locations as of December 31, 2007, an
   18% increase over the prior year. In addition, the Company operates 39 convenience store kiosks through a joint venture.

Operating Metrics

 * Total pawn receivable balances at December 31, 2007 increased by
   28% compared to the prior year. The increase was comprised of a
   52% increase in receivables in the Mexico stores and a 16%
   increase in the fully-mature U.S. pawn stores. Total
   short-term loans, including third-party credit services loans outstanding, increased by 20% compared to the prior year.
 * The gross margin on retail pawn merchandise sales was 43% for the quarter and 44% for the year, compared to the prior-year margin of
   44% for both the quarter and the year. The margin on wholesale scrap jewelry sales was 41% for the quarter and 35% for the year, compared to the prior-year margin of 34% for both the quarter and the year. Inventory turns in the pawn stores for fiscal 2007 were
   3.4 times compared to 3.2 times in fiscal 2006.
 * Automotive finance credit conditions deteriorated late in 2007. Given the potential that the trends reflected in the last 45 days of 2007 will continue into 2008, the Company elected to take a one-time, non-cash charge of approximately $3.6 million in the fourth quarter, raising the lending reserve on automotive receivables to 26% of the outstanding notes, compared to the previous reserve of 22%.  This increase to the reserve is intended to provide reasonable assurance that should prior quarter credit trends persist into 2008, reserves are adequate on a going-forward basis.
 * The short-term loan credit loss provision for the fourth quarter in the pawn and short-term loan stores was 34% of fees, compared to
   31% for the 2006 fourth quarter. For the year, the loss provision was 29% of fees, compared to 24% for fiscal 2006. The Company attributes most of the change to an increased percentage of revenues from newer stores, which historically have had greater credit loss provisions, and to reduced sales of charged-off accounts, which help offset the loss provision. Debt sales were $664,000 in 2007, compared to $1.9 million in the prior year. The company does not view the increase in the short-term loan credit loss provision as an adverse trend, as it expects future improvement in credit losses as the store-base matures.

2008 Outlook

 * The Company is updating its 2008 earnings guidance to reflect the discontinued operations in D.C. and a more conservative forecast for the Auto Master division. Earnings per share from continuing operations is now targeted to be in the range of $1.17 to $1.20 per share, which represents an increase of 17% to 20% over 2007 earnings from continuing operations.
 * The Company is forecasting a total of 80 store openings in 2008, which will be comprised of approximately 60 pawn and short-term loan stores in Mexico, 17 to 18 U.S. short-term loan stores and
   2 to 3 automotive dealerships.

Commentary & Analysis

Rick Wessel, Chief Executive Officer of First Cash, commented on the Company's 2007 results, "While we are disappointed with the anticipated and previously reported closing of our D.C. stores, as well as the fourth quarter results of Auto Master, we remain comfortable with and confident in our prospects for 2008 and beyond. The growth engine driven by our core pawn and short-term expansion strategy is stronger than ever. In Mexico, our newer stores are ramping to profitability at a record pace, and we continue to identify and secure new markets for growth. We have expanded our product offerings in Mexico with our CashYa! store concept, while in the U.S., we are introducing an installment loan product in many of our First Cash Advance markets. In addition, Auto Master was accretive to earnings in 2007 despite the disappointing fourth quarter results; even with a more conservative outlook for 2008, we expect it to remain additive to earnings and a positive strategic and financial contributor to our revenues and earnings on a going-forward basis.

"Our forecast for 2008 provides for strong earnings growth of 17% to 20% and an aggressive, but achievable, store opening plan which will increase our store count to over 550 locations by year end. First Cash continues to generate significant positive operating cash flows, and our balance sheet remains minimally levered. Our diversified product portfolio and geographic footprint position us to grow, even in turbulent economic conditions. Management is committed to continue building short- and long-term shareholder value through a continuation of its organic expansion strategy and/or through other external transactions as they may become available."

Forward-Looking Information

This release may contain forward-looking statements about the business, financial condition and prospects of the Company. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "should," "plans," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, the Company's expectations of earnings per share, earnings growth, expansion strategies, store and dealership openings, future liquidity, cash flows, credit loss provisions, debt repayments, consumer demand for the Company's products and services, competition, and other performance results. These statements are made to provide the public with management's current assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in consumer borrowing and repayment behaviors, changes in credit markets, credit losses, changes or increases in competition, the ability to locate, open and staff new stores and dealerships, the availability or access to sources of inventory, inclement weather, the ability to successfully integrate acquisitions, the ability to retain key management personnel, the ability to operate with limited regulation as a credit services organization in Texas, new legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting short-term loan/payday advance businesses, credit services organizations, pawn businesses and buy-here/pay-here automotive businesses in both the U.S. and Mexico, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in energy prices, changes in used-vehicle prices, cost of funds, changes in foreign currency exchange rates, future business decisions, and other uncertainties. These and other risks and uncertainties are further and more completely described in the Company's 2006 Annual Report on Form 10-K (see "Item 1A. Risk Factors") and updated in subsequent releases on Form 10-Q.

About First Cash

First Cash Financial Services, Inc. is a leading specialty retailer and provider of consumer financial services. Its pawn stores make small loans secured by pledged personal property, retail a wide variety of jewelry, electronics, tools and other merchandise, and in many locations, provide short-term loans and credit services products. The Company's short-term loan locations provide various combinations of short-term loan products, check-cashing, credit services and other financial services products. First Cash also operates automobile dealerships focused on the "buy-here/pay-here" segment of the used-vehicle retail market. In total, the Company owns and operates over 475 stores and buy-here/pay-here dealerships in thirteen U.S. states and eleven states in Mexico. First Cash is also an equal partner in Cash & Go, Ltd., a joint venture, which owns and operates 39 check-cashing and financial services kiosks located inside convenience stores.

First Cash is a component company in both the Standard & Poor's SmallCap 600 Index(r) and the Russell 2000 Index(r). First Cash's common stock (ticker symbol "FCFS") is traded on the Nasdaq Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.

The First Cash Financial Services, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3365

                         STORE COUNT ACTIVITY

 The following tables detail store openings and closings for the three months and twelve months ended December 31, 2007:

                                                  Mexico
                   U.S. Locations               Locations
             ------------------------------    ----------
                     Short-Term
                       Loan/      Buy-Here/       Pawn/
                       Check-     Pay-Here     Short-Term
              Pawn    Cashing    Automotive       Loan        Total
             Stores   Stores    Dealerships      Stores     Locations
             ------  ---------  -----------    -----------  ----------

 Three Months Ended
 December 31, 2007
 ------------------

 Total locations,
  beginning of
  period       94       156         15            195          460
 New locations
  opened       --         8         --             12           20
 Locations
  closed or
  consolidated --        --         --             --           --
 Discontinued
  operations
  in D.C.       2        (7)        --             --           (5)
              ---      ----       ----           ----         ----
 Total
  locations,
  end of
  period       96       157         15            207          475
              ===      ====       ====           ====         ====

 Twelve Months Ended
 December 31, 2007
 --------------------
 Total
  locations,
  beginning
  of period    95       145         10            157          407
 New locations
  opened       --        21          5             52           78
 Locations
  closed or
  consolidated (1)       (2)        --             (2)          (5)
 Discontinued
  operations
  in D.C.       2        (7)        --             --           (5)
              ---      ----       ----           ----         ----
 Total
  locations,
  end of
  period       96       157         15            207          475
              ===      ====       ====           ====         ====

For the three months and twelve months ended December 31, 2007, the Company's 50% owned joint venture, Cash & Go, Ltd., operated a total of 39 kiosks located inside convenience stores in the state of Texas, which are not included in the above charts. During the twelve months ending December 31, 2007, the Company closed one Cash & Go, Ltd. kiosk.

During December the Company discontinued short-term loan operations in its seven short-term loan stores in D.C. Five of the stores are being closed while two are being converted to pawn stores.

                    FIRST CASH FINANCIAL SERVICES, INC.

               CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                             Three Months Ended    Twelve Months Ended
                                December 31,            December 31,
                            -------------------------------------------
                             2007        2006       2007        2006(1)
                            -----        ----       ----      ---------
                                             (unaudited)
                              (in thousands, except per share amounts)
 Revenue:
   Merchandise sales      $  69,463  $  53,623  $  252,349  $  149,473
   Finance and service
    charges                  36,722     31,394     131,933     108,677
   Other                      1,012      1,027       4,168       3,973
                          ---------  ---------  ----------  ----------
                            107,197     86,044     388,450     262,123
                          ---------  ---------  ----------  ----------

 Cost of revenue:
   Cost of goods sold        37,524     28,915     134,615      84,229
   Credit loss provision     21,582      9,914      58,140      20,452
   Other                         89        128         358         440
                          ---------  ---------  ----------  ----------
                             59,195     38,957     193,113     105,121
                          ---------  ---------  ----------  ----------
 Net revenue                 48,002     47,087     195,337     157,002
                          ---------  ---------  ----------  ----------

 Expenses and other
  income:
   Store operating
    expenses                 27,439     22,735     101,454      79,203
   Administrative
    expenses                  7,745      7,870      29,290      24,671
   Depreciation and
    amortization              2,806      2,334      10,803       7,978
   Interest expense             951        697       2,438         916
   Interest income              (22)       (36)        (78)       (727)
                          ---------  ---------  ----------  ----------
                             38,919     33,600     143,907     112,041
                          ---------  ---------  ----------  ----------
 Income from continuing
  operations before
  income taxes                9,083     13,487      51,430      44,961
    Provision for
     income taxes             3,306      4,686      18,720      16,186
                          ---------  ---------  ----------  ----------
 Income from continuing
  operations               $  5,777  $   8,801  $   32,710  $   28,775
    Income from
     discontinued
     operations,
     net of tax                 770        891       3,386       2,969
    Loss on disposal,
     net of tax                (808)        --        (808)         --
                          ---------  ---------  ----------  ----------
 Net income                $  5,739  $   9,692  $   35,288  $   31,744
                          =========  =========  ==========  ==========

 Basic income per share:
   Income from
    continuing operations  $   0.19  $    0.28  $     1.04  $     0.91
   Income from
    discontinued
    operations                 0.02       0.03        0.11        0.09
   Loss from disposal         (0.02)        --       (0.03)         --
                          ---------  ---------  ----------  ----------
   Net income per
    basic share            $   0.19  $    0.31  $     1.12  $     1.00
                          =========  =========  ==========  ==========

 Diluted income per share:
   Income from
    continuing operations  $   0.18  $    0.27  $     1.00  $     0.88
   Income from
    discontinued
    operations                 0.02       0.03        0.10        0.09
   Loss from disposal         (0.02)        --       (0.02)         --
                          ---------  ---------  ----------  ----------
   Net income per
    diluted share          $   0.18  $    0.30  $     1.08  $     0.97
                          =========  =========  ==========  ==========

 Weighted average shares
  outstanding:
   Basic                     30,899     31,253      31,564      31,448
   Diluted                   31,815     32,785      32,824      32,859

 (1) On August 25, 2006, the Company acquired Guaranteed Auto Finance,
     Inc. and SHAC, Inc. (collectively doing business as "Auto Master").
     Accordingly, the Condensed Consolidated Statements of Income for
     the twelve month period ending December 31, 2006 does not include the results of Auto Master prior to August 25, 2006.

                  FIRST CASH FINANCIAL SERVICES, INC.

                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                                      December 31,
                                                  -------------------
                                                    2007       2006
                                                  --------   --------
                                                      (unaudited)

               ASSETS
 Cash and cash equivalents                        $ 14,175   $ 15,535
 Finance and service charges receivable              7,867      4,966
 Customer receivables, net of allowances            74,532     57,564
 Inventories                                        35,612     28,761
 Prepaid expenses and other current assets           9,103      5,901
 Discontinued operations                             1,509      2,687
                                                  --------   --------
   Total current assets                            142,798    115,414

 Customer receivables with long-term
  maturities, net of allowance                      31,218     14,013
 Property and equipment, net                        43,762     30,643
 Goodwill and other intangible assets, net          72,340     72,544
 Other                                               1,430      1,228
                                                  --------   --------
   Total assets                                   $291,548   $233,842
                                                  ========   ========
          LIABILITIES AND
       STOCKHOLDERS' EQUITY
 Current portion of notes payable                 $  2,250   $  2,250
 Accounts payable                                    1,732      1,535
 Accrued liabilities                                17,066     17,976
                                                  --------   --------
   Total current liabilities                        21,048     21,761

 Revolving credit facility                          55,000      8,000
 Notes payable, net of current portion               3,938      7,188
 Deferred income taxes payable                      10,353      8,297
                                                  --------   --------
   Total liabilities                                90,339     45,246

 Stockholders' equity                              201,209    188,596
                                                  --------   --------
   Total liabilities and stockholders' equity     $291,548   $233,842
                                                  ========   ========

                 FIRST CASH FINANCIAL SERVICES, INC.

       REVENUE, COST OF REVENUE AND NET REVENUE BY PRODUCT LINE

 The following tables detail revenue, cost of revenue and net revenue from continuing operations by product line for the three months ended
 December 31, 2007 and December 31, 2006 (unaudited, amounts in thousands):
                                      Short-Term
                                         Loan/     Buy-Here/
                                        Check-     Pay-Here
                                Pawn    Cashing   Automotive    Total
                              -------   -------   ----------  --------
 Three Months Ended
 December 31, 2007
 ------------------
 Revenue:
  Merchandise sales:
   Retail                     $32,778   $    --   $  24,593   $ 57,371
   Wholesale                   11,432        --         660     12,092
  Finance and service charges  16,517    17,959       2,246     36,722
  Other                            12       942          58      1,012
                              -------   -------   ---------   --------
                               60,739    18,901      27,557    107,197
                              -------   -------   ---------   --------
 Cost of revenue:
  Cost of goods sold:
   Retail                      18,580        --      11,022     29,602
   Wholesale                    6,728        --       1,194      7,922
  Credit loss provision            --     6,056      15,526     21,582
  Other                            --        89          --         89
                              -------   -------   ---------   --------
                               25,308     6,145      27,742     59,195
                              -------   -------   ---------   --------
 Net revenue                  $35,431   $12,756   $    (185)  $ 48,002
                              =======   =======   =========   ========

 Three Months Ended
 December 31, 2006
 ------------------
 Revenue:
  Merchandise sales:
   Retail                     $28,906   $    --   $  16,286   $ 45,192
   Wholesale                    8,048        --         383      8,431
  Finance and service charges  13,366    17,009       1,019     31,394
  Other                            10       962          55      1,027
                              -------   -------   ---------   --------
                               50,330    17,971      17,743     86,044
                              -------   -------   ---------   --------
 Cost of revenue:
  Cost of goods sold:
   Retail                      16,082        --       6,905     22,987
   Wholesale                    5,294        --         634      5,928
  Credit loss provision            --     5,329       4,585      9,914
  Other                            --       128          --        128
                              -------   -------   ---------   --------
                               21,376     5,457      12,124     38,957
                              -------   -------   ---------   --------
 Net revenue                  $28,954   $12,514   $   5,619   $ 47,087
                              =======   =======   =========   ========

                 FIRST CASH FINANCIAL SERVICES, INC.

       REVENUE, COST OF REVENUE AND NET REVENUE BY PRODUCT LINE
                              (CONTINUED)

 The following tables detail revenue, cost of revenue and net revenue from continuing operations by product line for the twelve months ended December 31, 2007 and December 31, 2006 (unaudited, amounts in thousands):
                                       Short-Term
                                         Loan/     Buy-Here/
                                        Check-     Pay-Here
                               Pawn     Cashing   Automotive    Total
                             --------   -------   ----------  --------
 Twelve Months Ended
 December 31, 2007
 -------------------
 Revenue:
  Merchandise sales:
   Retail                    $112,316   $    --   $ 98,358    $210,674
   Wholesale                   39,310        --      2,365      41,675
  Finance and service charges  59,234    65,404      7,295     131,933
  Other                            66     3,932        170       4,168
                             --------   -------   --------    --------
                              210,926    69,336    108,188     388,450
                             --------   -------   --------    --------
 Cost of revenue:
  Cost of goods sold:
   Retail                      63,229        --     41,969     105,198
   Wholesale                   25,524        --      3,893      29,417
  Credit loss provision            --    18,658     39,482      58,140
  Other                            --       358         --         358
                             --------   -------   --------    --------
                               88,753    19,016     85,344     193,113
                             --------   -------   --------    --------
 Net revenue                 $122,173   $50,320   $ 22,844    $195,337
                             ========   =======   ========    ========
 Twelve Months Ended
 December 31, 2006
 -------------------
 Revenue:
  Merchandise sales:
   Retail                    $ 94,764   $    --   $ 22,507    $117,271
   Wholesale                   31,672        --        530      32,202
  Finance and service charges  48,672    58,657      1,348     108,677
  Other                            23     3,869         81       3,973
                             --------   -------   --------    --------
                              175,131    62,526     24,466     262,123
                             --------   -------   --------    --------
 Cost of revenue:
  Cost of goods sold:
   Retail                      52,716        --      9,654      62,370
   Wholesale                   21,015        --        844      21,859
  Credit loss provision            --    14,315      6,137      20,452
  Other                            --       440         --         440
                             --------   -------   --------    --------
                               73,731    14,755     16,635     105,121
                             --------   -------   --------    --------
 Net revenue                 $101,400   $47,771   $  7,831    $157,002
                             ========   =======   ========    ========

                  FIRST CASH FINANCIAL SERVICES, INC.

                    SELECTED ASSETS BY PRODUCT LINE

 The following table details selected assets from continuing operations by product line as of December 31, 2007 and December 31,
 2006 (unaudited, amounts in thousands):

                                      Short-Term
                                        Loan/      Buy-Here/
                                        Check-     Pay-Here
                              Pawn     Cashing    Automotive    Total
                            --------   --------   ---------   --------
 December 31, 2007
 -----------------
 Customer receivables,
  with current and
  long-term maturities      $ 41,599   $  5,774   $  79,158   $126,531
 CSO loans held by
  independent third-party
  lender (1)                      --     15,536          --     15,536
 Allowances for doubtful
  accounts                        --     (1,137)    (20,455)   (21,592)
                            --------   --------   ---------   --------
                            $ 41,599   $ 20,173   $  58,703   $120,475
                            ========   ========   =========   ========
 Inventories                $ 26,870   $     --   $   8,742   $ 35,612
                            ========   ========   =========   ========

 December 31, 2006
 -----------------
 Customer receivables,
  with current and
  long-term maturities      $ 32,459   $  4,969   $  43,827   $ 81,255
 CSO loans held by
  independent third-party
  lender (1)                      --     12,732          --     12,732
 Allowances for doubtful
  accounts                        --       (715)     (9,532)   (10,247)
                            --------   --------   ---------   --------
                            $ 32,459   $ 16,986   $  34,295   $ 83,740
                            ========   ========   =========   ========
 Inventories                $ 25,034   $     --   $   3,727   $ 28,761
                            ========   ========   =========   ========

 (1) CSO loans outstanding are from an independent third-party lender and are not included on the Company's balance sheet.

                 FIRST CASH FINANCIAL SERVICES, INC.

           UNAUDITED NON-GAAP FINANCIAL INFORMATION - EBITDA

 EBITDA is commonly used by investors to assess a company's leverage capacity, liquidity and financial performance. EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles ("GAAP"), and the items excluded from
 EBITDA are significant components in understanding and assessing the
 Company's financial performance. Since EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. EBITDA should not be considered as an alternative to net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in the Company's consolidated financial statements as an indicator of financial performance or liquidity. Non-GAAP measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures. The following table provides a reconciliation of income from continuing operations to EBITDA (unaudited, amounts in thousands):

                                           Twelve Months Ended
                                               December 31,
                                         -----------------------
                                            2007         2006
                                         ---------     ---------
 Income from continuing operations       $  32,710     $  28,775
 Adjustments:
   Income taxes                             18,720        16,186
   Depreciation and amortization            10,803         7,978
   Interest expense                          2,438           916
   Interest income                             (78)         (727)
                                         ---------     ---------
 Earnings from continuing operations
  before interest, income taxes,
  depreciation and amortization          $  64,593     $  53,128
                                         =========     =========

 EBITDA margin calculated as follows:
   Total revenue                         $ 388,450     $ 262,123
   Earnings from continuing operations
    before interest, income taxes,
    depreciation and amortization           64,593        53,128
                                         ---------     ---------
   EBITDA as a percent of revenue               17%           20%
                                         =========     =========

CONTACT:  First Cash Financial Services, Inc.
          Rick Wessel, Vice Chairman & Chief Executive Officer
          Doug Orr, Executive Vice President & Chief Financial Officer
          (817) 505-3199
          investorrelations@firstcash.com
          www.firstcash.com